Exhibit 99.1

Contact:

Richard Sneider	Geoffrey Mogilner
Treasurer and Chief Financial Officer	Vice President
Kopin Corporation	Edelman
Phone: (508) 824-6696	Phone: (312) 233-1271
Email: Richard_Sneider@kopin.com	Email: geoffrey.mogilner@edelman.com

Kopin Corporation to Present at the 16th Annual Needham Growth Conference

Westborough, MA, January 13, 2014 – Kopin Corporation (NASDAQ: KOPN), a leading developer of innovative wearable computing technologies and solutions, today announced it will present to the investment community attending the Needham Growth Conference in New York City on Wednesday, January 15, 2014. The presentation at The New York Palace Hotel will feature Kopin’s CFO Rich Sneider at 2:50 p.m. Eastern Time.

The presentation will be available in real time and archived on the “Investors” section of the Kopin website, www.kopin.com.

About Kopin

Kopin is a leading developer and provider of innovative wearable technologies and solutions. Kopin’s technology portfolio includes ultra-small displays, optics, speech enhancement technology, software, low-power chipsets, and ergonomically designed headset computing systems. Kopin’s proprietary components and technology are protected by more than 200 global patents and patents pending. For more information, please visit Kopin’s website at www.kopin.com.

Kopin, CyberDisplay and Golden-i are trademarks of Kopin Corporation.

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